Exhibit 99.1
Nasdaq: ASFI
ASTA FUNDING, INC. REPORTS FOURTH QUARTER AND
FISCAL YEAR-END 2009 RESULTS
Company Takes Steps to Position for Future Growth:
• Significant Pay Down of Senior Debt
• Recognizes Significant Non-Cash Adjustment on Impairments
• Substantial Tax Refund Expected
ENGLEWOOD CLIFFS, N.J., December 15, 2009 — Asta Funding, Inc. (Nasdaq: ASFI), (the “Company”), a consumer receivable asset management and liquidation firm, today reported its unaudited financial results for the fourth quarter and fiscal year ended September 30, 2009. The results include the recording of significant non-cash impairments in the fourth quarter and the expectation of a substantial federal tax refund.
“We have taken several steps this year to lower our expenses and reduce our debt to ensure that our company is well-positioned and cash-strong going into 2010,” said Gary Stern, Chairman and Chief Executive Officer of Asta Funding, Inc. “With approximately $80,000,000 to $85,000,000 of cash flow from operating and investing activities during the course of the calendar year 2010, excluding the credit facility, we expect to self-fund our business operations and growth, and anticipate little borrowing in 2010. Of course, we will remain opportunistic in pursuing portfolios that are attractive, and for the right opportunities that fit our investment criteria, we may consider seeking additional financing.”
The Company recorded $137,000,000 of non-cash impairments in the fourth quarter of fiscal year 2009, for a total of $183,500,000 for the fiscal year 2009, reflecting the recognition of non-cash losses stemming from the declining value of certain of the company’s portfolios. The Company anticipates this action will result in an estimated federal tax refund of approximately $46,000,000, which is expected to be received during fiscal year 2010. To the extent the Company generates future taxable income, the Company’s state tax position will afford it the opportunity to carry forward the state tax benefits, which will enhance cash flow from operating and investing activities.
The Company expects to generate positive cash flow of approximately $35,000,000 to $40,000,000 from its existing portfolio during fiscal year 2010, excluding the Great Seneca portfolio purchased in March 2007. This expectation does not include the benefit of portfolio acquisitions in fiscal year 2010.
The Company also announced that it closed on a $6,000,000 revolving line of credit with Bank Leumi on December 14, 2009. The loan is fully collateralized by pledged assets of GMS Family Investors, an investment company 100% owned by members of the Stern Family. While the company views this line as a supplemental source for funding business operations, in addition to its enhanced cash flow, the Company may seek a larger loan facility in the future, if necessary, to support attractive portfolio acquisitions on an opportunistic basis. The current balance on the new facility is $3,600,000. The balance of the previous senior credit facility was $84,000,000 at September 30, 2008. The subordinated debt from the Stern Family entity, Asta Group, Inc., to the Company in the amount of $8,246,000, which was due in January 2010 has been extended to December 31, 2010.

FINANCIAL RESULTS
Fourth Quarter 2009
For the fourth quarter of fiscal year 2009, the Company reported a net loss of $79,198,000, or a loss of $5.55 per diluted share, as compared to net income of $782,000, or $0.05 per diluted share for the same period in fiscal year 2008. The Company reported revenues of $16,478,000 for the fourth quarter 2009, as compared to $23,766,000 for the fourth quarter of fiscal year 2008.
Net cash collections of receivables acquired for liquidation, including net cash collections represented by account sales, were $30,825,000 for the fourth quarter of fiscal year 2009, as compared to $51,289,000 in the fourth quarter of fiscal year 2008. Net cash collections represented by account sales were $820,000, or 2.7% of net cash collections in the fourth quarter of 2009, compared to $4,915,000, or 9.6% in the fourth quarter of fiscal 2008.
Income from fully amortized portfolios (zero basis revenue) was $9,563,000 for the fourth quarter ended September 30, 2009, compared to $11,055,000 for the comparable period a year ago.
Impairment charges of $137,292,000 were recorded in the fourth quarter of fiscal year 2009 compared to $10,000,000 in the fourth quarter of fiscal year 2008. The impairment charges for the fourth quarter of 2009 included approximately $53,000,000 recorded on the Great Seneca portfolio. As the economic conditions remained challenging through the fourth quarter and for the fiscal year 2009, these non-cash valuation adjustments were required to reflect the change in collection environment as compared to when the portfolios were originally purchased during a much stronger economic environment.
The Company completed $3,100,000 of portfolio acquisitions with a face value of $149,900,000 during the fourth quarter of fiscal year 2009. This compares to $1,000,000 of acquisitions with a face value of $47,500,000 made during the fourth quarter of fiscal year 2008.
The Company recorded $1,545,000 in interest expense for the fourth quarter 2009, as compared to $3,586,000 for the comparable period in 2008.
Twelve Months and Year End 2009
For the twelve months ended September 30, 2009, the Company reported a net loss of $90,725,000, or $6.36 per diluted share, as compared to a net profit of $8,829,000, or $0.61 per diluted share in the comparable period a year ago. Revenues for fiscal year 2009 were $70,290,000, a decrease of $39.1% as compared to $115,495,000 for the fiscal year 2008.
Net cash collections of receivables acquired for liquidation, including net cash collections represented by account sales, were $147,409,000 for the twelve months ended September 30, 2009, compared to $207,974,000 for the twelve months ended September 30, 2008. This represents a 29.1% decrease. During the twelve month period ended September 30, 2009, net cash collections represented by account sales were $8,662,000 or 5.9% of net cash collections, compared to $20,395,000, or 9.8% in the same period in the prior year.

For the twelve month period ended September 30, 2009 income from fully amortized portfolios was $40,652,000, compared to $45,307,000 for the twelve month period ended September 30, 2008.
The Company recorded $8,452,000 in interest expense for the twelve months ending September 30, 2009, almost 53% lower than the $17,881,000 recorded for fiscal year 2008.
CONFERENCE CALL INFORMATION

Asta Funding, Inc.’s senior executives will hold a conference call for investors on Wednesday, December 16, 2009, at 8:45 am EST to discuss the company’s financial results. To participate in the call please use the following dial-in information:
Direct-Dial Domestic dial-in number: 877-237-1125
International dial-in number: 706-758-6550
Conference Id number: 47437634
A telephone replay of the call will be available following the conference. To access the recording, please dial: 1-800-642-1687 or 706-645-9291. The recording will be available from December 16, 2009 through December 31, 2009.
Two attachments accompany this announcement: Asta Funding Inc.’s balance sheet and profit and loss statement for the fourth quarter and fiscal year 2009 reporting period.
About Asta Funding:
Based in Englewood Cliffs, NJ, Asta Funding, Inc., is a consumer receivable asset management company that specializes in the purchase, management and liquidation of performing and non-performing consumer receivables. For additional information, please visit our website at http://www.astafunding.com.
Except for historical information contained herein, the matters set forth in this news release are “forward-looking” statements (as defined in the Private Securities Litigation Reform Act of 1995.) Although Asta Funding, Inc. believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from Asta Funding, Inc.’s expectations. Factors that could contribute to such differences include the effects of the economy on collections and on the performance of third party collection agencies, our recent losses and judgments involved in assessing portfolio impairments, potential issues with respect to our income tax positions, and those factors identified in our Form 10-K and 10/K-A for the fiscal year ended September 30, 2008, our Form 10-Q for the quarter ended June 30, 2009, and from time to time in our other filings with the Securities and Exchange Commission. Asta Funding, Inc.’s reports with the Securities and Exchange Commission are available free of charge through its website at http://www.astafunding.com
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CONTACT:

Robert J. Michel, CFO	Nicky McHugh
Asta Funding, Inc.	Stanton Public Relations & Marketing
(201) 567-5648	(646) 280-3532

Asta Funding, Inc. and subsidiaries
Consolidated Statements of Operations
Unaudited

	Three Months Ended		Year Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenues:
Finance income	$16,434,000	$23,722,000	$70,156,000	$115,295,000

Other income	44,000	44,000	134,000	200,000

	16,478,000	23,766,000	70,290,000	115,495,000

General and administrative expenses	5,909,000	9,017,000	25,915,000	29,561,000

Interest expense	1,545,000	3,586,000	8,452,000	17,881,000

Impairments of consumer receivables acquired for liquidation	137,292,000	10,007,000	183,500,000	53,160,000

	144,746,000	22,610,000	217,867,000	100,602,000

(Loss) income before equity in earnings in venture and income taxes	(128,268,000)	1,156,000	(147,577,000)	14,893,000

Equity in earnings in venture	86,000	192,000	65,000	55,000

(Loss) income before income tax (benefit) expense	(128,182,000)	1,348,000	(147,512,000)	14,948,000

Income tax (benefit) expense	(48,984,000)	566,000	(56,787,000)	6,119,000

Net (loss) income	$(79,198,000)	$782,000	$(90,725,000)	$8,829,000

Basic net (loss) income per share	$(5.55)	$0.05	$(6.36)	$0.62

Diluted net (loss) income per share	$(5.55)	$0.05	$(6.36)	$0.61

Weighted average shares:
Basic	14,272,411	14,276,158	14,272,425	14,138,650
Diluted	14,272,411	14,518,660	14,272,425	14,553,346

Asta Funding, Inc. and subsidiaries
Consolidated Balance Sheet
Unaudited

	September 30,
	2009	2008
ASSETS
Cash and cash equivalents	$2,385,000	$3,623,000
Restricted cash	2,130,000	3,047,000
Consumer receivables acquired for liquidation (at net realizable value)	208,261,000	449,012,000
Due from third party collection agencies and attorneys	2,573,000	5,070,000
Prepaid and income taxes receivable	47,727,000	—
Investment in venture	168,000	555,000
Furniture and equipment (net of accumulated depreciation of $2,758,000 in 2009 and $2,367,000 in 2008)	538,000	762,000
Deferred income taxes	24,072,000	15,567,000
Other assets	2,902,000	3,500,000

Total assets	$290,756,000	$481,136,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Debt	$122,622,000	$213,485,000
Subordinated debt — related party	8,246,000	8,246,000
Other liabilities	2,166,000	4,618,000
Dividends payable	286,000	571,000
Income taxes payable	—	6,315,000

Total liabilities	133,320,000	233,235,000

Commitments and contingencies

Stockholders’ Equity
Preferred stock, $.01 par value; authorized 5,000,000; Issued — none
Common stock, $.01 par value, authorized 30,000,000 shares, issued and outstanding 14,272,357 shares in 2009 and 14,276,158 in 2008	143,000	143,000
Additional paid-in capital	70,189,000	69,130,000
Retained earnings	87,058,000	178,925,000
Accumulated other comprehensive income (loss)	46,000	(297,000)

Total stockholders’ equity	157,436,000	247,901,000

Total liabilities and stockholders’ equity	$290,756,000	$481,136,000